UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 8, 2023, the founders of Astra Space, Inc. (the “Company” or “Astra”), Chris Kemp and Adam London delivered a non-binding proposal to the special committee of the Company’s Board of Directors (the “Special Committee”), offering to acquire all of the outstanding common stock of the Company not currently owned by Mr. Kemp and Dr. London, for an indicative purchase price of $1.50 per share in cash (the “Proposal”). This offer price represents a premium of 103% to the closing price of $0.74 per share for the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), on November 8, 2023 and a premium of 83% to the Company’s 20-day volume weighted average price of $0.82 per share of Class A Common Stock as of the close on November 8, 2023. Mr. Kemp and Dr. London are the sole holders of all outstanding shares of Class B common stock, par value $0.0001, of the Company (the “Class B Common Stock”). The Class B Common Stock constitutes approximately 66% of the voting power of the Company. Mr. Kemp and Dr. London serve as directors of the Company, and serve the Company as chief executive officer and chief technology officer, respectively. Mr. Kemp also serves as chairman of the Board of Directors.

The Company’s Board of Directors previously formed the Special Committee to consider certain financing and strategic transaction proposals, including from related parties. The Special Committee consists of the Company’s independent directors (other than Scott Stanford). The Special Committee has retained Freshfields Bruckhaus Deringer LLP as its legal counsel and has engaged Houlihan Lokey Capital Inc. as its financial advisor. The Special Committee, in consultation with its legal and financial advisors, will carefully review and consider the Proposal and pursue the course of action that it believes is in the best interests of all of the Company’s unaffiliated stockholders. The Company’s stockholders do not need to take any action at this time.

There can be no assurance that a definitive agreement relating to the Proposal or any other transaction will be entered into by the Company, or that any transaction will be consummated, whether with Mr. Kemp and Dr. London or otherwise. The Company assumes no obligation to comment on or disclose further developments regarding the Special Committee’s consideration of the Proposal, except as required by law.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or outcomes to differ materially from those anticipated or implied in the statements. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, the outcome of the sale process or any discussions with any prospective buyers, the potential for such sale process to result in a whole-company sale of the Company, and the extent to which any such transaction, if pursued, will be consummated.

Additional risks and uncertainties that could cause actual results, performance or outcomes to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update forward-looking statements, whether to reflect new information, events or circumstances after the date they were made or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2023	ASTRA SPACE, INC.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer